AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the date indicated below (the “Effective Date”) by and between LegalZoom.com, Inc. (the “Company”), and Shrisha Radhakrishna (“Executive”) (each, a “Party” and collectively, the “Parties”).

Executive is employed as the Company’s Chief Technology Officer pursuant to that certain Employment Agreement, dated June 16, 2021 (the “Employment Agreement”). Executive and the Company have agreed to amend and restate Executive’s employment terms and the Employment Agreement as set forth herein.

1.Amendments to Employment Agreement. The Parties have agreed that henceforth the Executive’s job title shall be changed from “Chief Technology Officer” to “Chief Technology Officer & Chief Product Officer” and that the Employment Agreement shall be amended mutatis mutandis. In undertaking this Amendment, the Parties agree and acknowledge that they intend only to change the Executive’s job title and responsibilities associated with the new title of Chief Technology Officer and Chief Product Officer. All other terms and provisions of the Employment Agreement shall remain in full force and effect. The Executive acknowledges and agrees that this Amendment, the change to the Executive’s job title and duties, and any corresponding changes to the Employment Agreement do not constitute or otherwise give rise to “Good Reason” or a termination without “Cause” pursuant to the Employment Agreement or under any other agreement, plan, or policy.

2.Misc. Terms and Provisions. This Amendment contains the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all other agreements between or among the Parties with respect to the subject matter hereof; provided, however, that this Amendment only modifies but does not supersede the Employment Agreement. This Amendment may be amended only with the written consent of each Party. This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF, the Parties have executed this Amendment as of the Effective Date. LegalZoom.com, Inc.
By:_
Dan Wernikoff
Its: CEO

Shrisha Radhakrishna

Effective Date: 10/26/2021